Exhibit 10.44

Multi-Party Blocked Account Agreement

This Multi-Party Blocked Account Agreement (this “Agreement”), dated as of July 19, 2005, is made by and among Diamond Jo Worth, LLC (“Customer”), U.S. Bank National Association, as Trustee as Secured Party (the “Secured Party”) and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”).

The Customer maintains a securities account at the Securities Intermediary with the following number: Account No. 790235002 (the “Account”) in which Account financial assets (as defined in Section 8-102(a)(9) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) may be credited and which for purposes hereof shall include, without limitation, all cash, checks, securities and other assets credited to the Account).

The Customer has granted to the Secured Party, pursuant to the Pledge and Security Agreement, dated as of July 19, 2005, among, inter alia, the Customer and the Secured Party, security interests (the “Security Interests”) in the Account and the financial assets credited thereto.  Customer, the Secured Party and the Securities Intermediary are entering into this Agreement to perfect the Security Interests in the Account and the financial assets credited thereto.  The Securities Intermediary will follow the terms of this Agreement unless it is otherwise ordered by a court order or there is a bankruptcy filing in which the trustee in bankruptcy orders the Securities Intermediary to do anything contrary to this Agreement.  Subject to the terms of this Agreement, the Securities Intermediary recognizes the Security Interests in the Account and the financial assets credited thereto.

1.  Account.  As used in this Agreement, “Notice Party” means the Secured Party.  Until such time as the Securities Intermediary shall have received any “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) relating to the Account or any financial asset credited thereto from the Notice Party in a Timely Manner, the Securities Intermediary shall comply with entitlement orders of the Customer in respect of the Account and any or all financial assets credited thereto.  As used in this Agreement, “Timely Manner” means receipt of the relevant entitlement order at a time and in a manner affording the Securities Intermediary a reasonable opportunity to act thereon. After the Securities Intermediary has received an entitlement order originated by the Notice Party directing the disposition of funds in the Account, and until such time as the Securities Intermediary has received a contrary notice from the Notice Party:

(a)           The Securities Intermediary shall comply with entitlement orders without further consent by Customer or any other person.  The Notice Party shall have the exclusive right to provide entitlement orders to the Securities Intermediary as to the disposition of all financial assets then or thereafter credited to the Account, and the Securities Intermediary shall not comply with any entitlement order from the Customer or any other person in connection with the Account unless consented to in writing by the Notice Party and received by the Securities Intermediary in a Timely Manner;

(b)           The Securities Intermediary, subject to its applicable availability policy in effect from time to time, will transfer on each business day all immediately available funds credited to the Account by wire transfer, or other method of transfer mutually agreeable to the Securities Intermediary and the Notice Party, as the Notice Party may from time to time direct the Securities Intermediary in accordance with the Securities Intermediary’s usual and customary procedures for funds transfers; and

U.S. Bank	Multi-Party Blocked Account Agreement
(Requires Default Notice)

(c)           The Customer agrees it shall not make any attempt to access the Account or financial assets credited thereto or issue any entitlement order in respect thereof.

2.             Reliance Upon Instructions.  The Customer and the Notice Party, as the case may be, are responsible (severally and not jointly to the extent applicable to it) for, and the Securities Intermediary may rely upon, the contents of any entitlement order or other notice or instructions that the Securities Intermediary reasonably believes in good faith to be from the Customer or Notice Party, as the case may be, without any independent investigation.  To the extent commercially reasonable and consistent with the Securities Intermediary’s current practice, the Securities Intermediary shall have no duty to inquire into the authority of the person in giving such entitlement order, notice or instruction.

3.             Information.  The Securities Intermediary will from time to time provide to Customer information regarding the Account.  For an additional fee, the Securities Intermediary will provide certain duplicate information as may be reasonably requested by the Secured Party.

4.             Financing Documents.  The Securities Intermediary shall not be deemed to have any knowledge (imputed or otherwise) of: (a) any of the terms or conditions of any security agreement or any document referred to therein or relating to any financing arrangement between the Customer and the Secured Party, or any breach thereof, or (b) any occurrence or existence of a default.  The Securities Intermediary has no obligation to inform any person of such breach or to take any action in connection with any of the foregoing, except such actions regarding the Account or the financial assets credited thereto as are specified in this Agreement.  The Securities Intermediary is not responsible for the enforceability or validity of the Security Interests in the Account and the financial assets credited thereto.

5.             Set-Off.  The Customer and the Secured Party authorize the Securities Intermediary to debit the Account, from time to time, for: (a) financial assets credited to the Account, including, without limitation, any automated clearinghouse transactions which are returned for any reason; and (b) any amount then due from the Customer or the Secured Party to the Securities Intermediary under this Agreement or related to the Account, the financial assets credited thereto and the services provided hereunder and the Account, provided the Securities Intermediary advises the Customer and the Secured Party of the amount thereof in accordance with the Securities Intermediary’s then current practice.  Subject to the terms of this Agreement, the Securities Intermediary agrees that each of the Security Interests is superior to any right of set-off, security interest or other lien which the Securities Intermediary might otherwise have in the Account or the financial assets credited thereto.

6.             Rules.  Use of the services provided pursuant to this Agreement is subject to all applicable laws, regulations, rules and funds transfer systems and clearing arrangements, whether or not the Securities Intermediary is a party to them (“Rules”).  Funds will be made available pursuant to the Rules and the Securities Intermediary’s applicable availability policies.

7.             Recording Conversations.  Customer, the Secured Party or the Securities Intermediary may record, store and use all telephone conversations and data transmissions.

8.             Charges and Fees.  The Customer will pay the Securities Intermediary’s charges and fees applicable to this service as specified in writing or as otherwise agreed by the Customer and the Securities Intermediary and such charges and fees may be charged directly against the Account.

9.             Liability.  The Securities Intermediary will be liable only for direct damages if it fails to exercise ordinary care.  The Securities Intermediary shall be deemed to have exercised ordinary care if its action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry.  The Securities Intermediary shall not be liable for any special, indirect or consequential damages, even if it has been advised of the possibility of such damages.

10.           Indemnification.  The Customer agrees to indemnify the Securities Intermediary for, and hold the Securities Intermediary harmless from, all claims, demands, losses, liabilities and expenses, including reasonable legal fees and expenses, resulting from or with respect to this Agreement, the Account, the financial assets credited thereto and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by the Securities Intermediary in regard thereto in accordance with the terms of this Agreement; (b) financial assets credited to the Account, including, without limitation, any automated clearinghouse transactions, which are returned for any reason, and any adjustments; and (c) any failure of the Customer to pay any invoice or charge of the Securities Intermediary for services in respect to this Agreement, the Account, the financial assets credited thereto or any amount owing to the Securities Intermediary from the Customer with respect thereto or to the service provided hereunder, except to the extent such claims, demands, losses, liabilities and expenses are caused by the gross negligence or wilful misconduct of the Securities Intermediary.  To the extent of such indemnity, the Customer and the Secured Party agree that the Securities Intermediary shall have set-off rights against the Account.  The Notice Party agrees to reimburse the Securities Intermediary for any amounts described in subsections (b) and (c) of this Section in the event and to the extent that there are insufficient funds in the Account to cover any amounts described in subsections (b) and (c) of this Section after receiving notice from the Notice Party pursuant to Section 1, solely to the extent of the amounts received by the Notice Party from the Account within ten (10) days prior to such notice by Securities Intermediary giving notice.  Any amount due under this indemnity that remains unpaid for thirty (30) days after notice hereof shall bear interest at the federal funds rate from the date of the notice to the date of payment.  This indemnity shall survive the termination of this Agreement.

11.           Failure to Perform.  None of the Customer, Secured Party or the Securities Intermediary will be liable for any failure to perform its obligations when the failure arises out of causes beyond its control, including, without limitation, an act of a governmental regulatory/authority, an act of God, accident, equipment failure, labor disputes or system failure, provided it has exercised such diligence as the circumstances require.  As between Customer and Secured Party, if any conflict exists between this Section 11 and any of the security agreements referred to in the recitals hereto, the provisions of such security agreement shall govern.

12.           Governing Law.  The Secured Party, Customer and the Securities Intermediary agree that with regard to the specific issues of perfection and priority of the Security Interests only, the Securities Intermediary’s “jurisdiction,” within the meaning of the UCC (including, without limitation, Section 8-110(d) thereof), is the State of New York, while the operations of the Account and the payment of checks against the Account shall be governed by the laws of the State of Minnesota.  Except as set forth above, this Agreement shall be construed in accordance with and governed by the laws of the State of New York and applicable federal laws.

13.           No Extension of Credit.  Nothing in this Agreement, unless otherwise agreed in writing, or any course of dealing between the Customer, the Secured Party or the Securities Intermediary, commits or obligates the Securities Intermediary to extend any overdraft or other credit to the Customer or the Secured Party.

14.           Credit for Deposits.  A receipt or similar document may be provided or made available upon request for all financial assets credited to the Account (except for remote deposits, e.g., lockbox, night depository services).  However, the amount on such receipt or similar document is based solely on Customer’s deposit ticket.  Credits for all financial assets credited to the Account are subject to final verification and, after review, the Securities Intermediary may make adjustments to the Account for any errors, including any errors appearing on Customer’s entitlement orders, but has no obligation to do so for de minimus discrepancies.

15.           Final Posting.  Entries received through automated clearing house (“ACH”) may be posted to the Account.  All financial assets received for credit to the Account (other than FedWire deposits) are provisional, subject to verification and final settlement.  Information and data reported pursuant to any service may be received prior to final posting and confirmation and is subject to correction.  Customer agrees that all such data is for informational purposes and is not to be construed as final posting information and that the Securities Intermediary shall have no liability for the content of payment-related information.  If the Securities Intermediary does not receive final settlement for an ACH entry, the Securities Intermediary shall be entitled to a refund from the Customer in the amount of the financial assets that are to be credited to the Account and the originator will not be considered to have paid the amount of the entry to the Customer.  The Rules do not require the Securities Intermediary to provide the Customer with notice that the Securities Intermediary has received an ACH entry.

16.           Return of Deposits.  The Securities Intermediary may return or refuse to accept all or any part of a financial asset to be credited to Customer’s account at any time and will not be liable to Customer for doing so even if such action causes outstanding checks to be dishonored and returned or funds transfers to be rejected.  Refused financial assets will be returned to Customer.

17.           Electronic Presentment.  Customer acknowledges that the Account may be debited on the day an item is presented by electronic or other means, or at an earlier time based on notification received by the Securities Intermediary that an item drawn on the account has been deposited for collection in another financial institution.  A determination of the account balance for purposes of making a decision to dishonor an item for insufficiency of available funds may be made at any time between the receipt of such presentment or notice and the time of return of the item, and no more than one such determination need be made.

18.           Notice of Unauthorized Transaction and Adverse Claims.  Unless the Customer notifies the Securities Intermediary in writing of any item or debit that is unauthorized, altered, erroneous or otherwise unenforceable against the Customer within twenty-one (21) days after the Securities Intermediary sends or makes available to the Customer a statement or other notice describing the item or debit, the Customer shall be barred from making any claims against the Securities Intermediary in connection with such item or debit.  Except for the claims and interest of the Secured Party and the Customer in the Account, the Securities Intermediary does not know of any lien on or claim to, or interest in, the Account as of the date of this Agreement.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account, the Securities Intermediary will promptly notify the Secured Party and the Customer thereof.

19.           [Intentionally Omitted]

20.           Amendments and Waivers.  This Agreement may be amended or waived only in writing signed by the Customer, the Secured Party and the Securities Intermediary.

21.           Assignment.  Customer may not assign or transfer any of its rights or obligations under this Agreement.  The Securities Intermediary may assign or transfer its rights and obligations to any subsidiary of U.S. Bank National Association or any successor thereto.  This Agreement shall bind the respective successors and assigns of the parties and shall inure to the benefit of their respective successors and assigns.

22.           Termination.  (a) The Securities Intermediary, upon thirty (30) days notice to each of the other parties, may terminate this Agreement.  Any claim or cause of action of any party against any other relating to this Agreement which existed at the time of termination shall survive the termination.  All mail received after the date specified in such notice shall be returned by the Securities Intermediary to the Secured Party by first class mail or such other means mutually agreeable to the Secured Party and the Securities Intermediary.

(b)           Except as provided in the foregoing paragraph (a), this Agreement shall remain in effect until receipt by the Securities Intermediary of written notices from the Secured Party in substantially the form of Exhibit A hereto (a “Notice of Termination”).  The rights and powers granted to the Secured Party in this Agreement are powers coupled with an interest and will not be affected by the insolvency or bankruptcy of Customer nor by the lapse of time.  This Agreement shall terminate as to all parties upon receipt by the Securities Intermediary of a Notice of Termination signed by the Secured Party.  The termination of this Agreement shall not terminate the Account or alter the obligations of the Securities Intermediary or Customer to each other pursuant to any other agreement with respect to the Account.

23.           Entire Agreement.  This Agreement constitutes the entire agreement and understanding, and supersedes all prior agreements and understandings, between the Customer, the Secured Party and the Securities Intermediary relating to the services provided pursuant to this Agreement as of the date of this Agreement.

24.           Notices.  Any notices given pursuant to this Agreement shall be given by any commercially reasonable means and all notices shall be effective when received.  Each written notice shall be addressed to the relevant address appearing below or at another address specified in a written notice by one party to the other.

If to Customer:

Diamond Jo Worth, LLC
400 E. 3rd Street
P.O. Box 1750
Dubuque, IA  52004-1750
Attn: Natalie Schramm, CFO
Telecopier No.: (563) 690-2190

If to the Secured Party:

U.S. Bank National Association, as Trustee
60 Livingston Avenue
St. Paul, MN  551107-2292
Internal mail EP-MN-WS3C
Attention:  Corporate Trust Department
Telecopier No.:  (651) 495-8097

If to the Securities Intermediary:

U.S. Bank National Association, as Securities Intermediary
60 Livingston Avenue
St. Paul, MN  551107-2292
Internal mail EP-MN-WS3C
Attention:  Corporate Trust Department
Telecopier No.:  (651) 495-8097

25.           The Securities Intermediary represents and warrants to the Secured Party that:

(a)           the Securities Intermediary maintains the Account for the Customer;

(b)                                 the Account is a “securities account” as defined in Section 8-501(a) of the UCC; and

(c)                                  the Securities Intermediary is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) and is acting as such capacity in respect of the Account.

26.           Counterparts.  This Agreement may be executed by the Secured Party, the Customer and the Securities Intermediary individually or in several separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first set forth above.

SECURITIES INTERMEDIARY:

U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Securities Intermediary (and not individually)

By:	/s/ Richard Prokosch
Title:	Vice President

SECURED PARTY:

U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Trustee (and not individually)

By:	/s/ Richard Prokosch
Title:	Vice President

CUSTOMER:

Diamond Jo Worth, LLC

By:	/s/ Natalie Schramm
Title:	Chief Financial Officer